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                                                                    EXHIBIT 10.2

                                PROMISSORY NOTE

TWO MILLION TWO
HUNDRED FIFTY THOUSAND DOLLARS                              New York, New York

$2,250,000                                                  July 28, 2000


     FOR VALUE RECEIVED, CITADEL CINEMAS, INC., a Nevada corporation (the "Maker"), hereby promises to pay to JAMES J. COTTER (the "Holder"), at such place as the Holder may designate in writing, the principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), payable on the second anniversary of the date of this Note (the "Maturity Date"), together with interest thereon at the rate of eight and one-quarter percent (8.25%) per annum, calculated on the basis of a year of 360 days and the actual number of days elapsed, such interest to be payable in arrears on a quarterly basis on the first day of September, December, March and June of each year, commencing on September 1, 2000.

     Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement of Purchase and Sale of Membership Interest, dated as of the date hereof, among the Maker, the Holder, and Michael
R. Forman (the "Other Holder"), as the same may be amended, modified, supplemented or extended (the "Agreement of Purchase and Sale"). This Note and a similar note issued to the Other Holder (the "Other Note") are made and delivered pursuant to the Agreement of Purchase and Sale, representing the Purchase Price payable in accordance with the terms thereof.

     1.  Payments and Prepayments.  All payments of principal and interest
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hereunder shall be payable in lawful money of the United States and in same day funds. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.

     2.  Events of Default; Remedies.  (a)  The Maker shall be in default
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hereunder upon the occurrence of any of the following events:

         (i) Failure of the Maker to pay any installment of principal or interest, as and when due and payable, whether by reason of maturity, acceleration or otherwise, provided, in the case of interest, that such failure continues for ten (10) business days after notice from the Holder;

         (ii) The entry of a decree or order for relief in respect of the Maker or Guarantor by a court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Maker or Guarantor or of any substantial part of their respective property, or ordering the winding up or liquidation of their affairs, in an involuntary case under the Federal
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     bankruptcy laws, as now or hereafter constituted, or any other applicable
     Federal or state bankruptcy, insolvency or other similar law; or the commencement against the Maker or Guarantor of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of sixty (60) consecutive days;

          (iii) The commencement by the Maker or Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by either of them to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Maker or Guarantor or of any substantial part of their respective property, or the making by either of them of a general assignment for the benefit of creditors, or the taking of any action in furtherance of any of the foregoing;

          (iv) A default by the Maker shall have occurred and not been cured after the giving of any notice of default required and passage of any time for cure permitted under the Other Note or the Lease entered into or contemplated to be entered into between the Maker and Sutton Hill Capital, L.L.C.

         (v) A default by the Guarantor under the Citadel Guarantee in favor of the Holder past notice and time to cure if required or if the Citadel Guarantee ceases to be in full force and effect.

     (b) Upon the occurrence of any event or condition of default hereunder, or any time thereafter, the Holder at its option may, by notice to the Maker (except that, in the case of a default described in Section 2(a)(ii) or (iii), no such notice shall be required), accelerate the maturity of this Note and declare all of the indebtedness or any portion thereof to be immediately due and payable together with accrued interest thereon, and payment thereof may be enforced by suit or other process of law.

     (c) From and after acceleration or upon the maturity hereof (whether at the Maturity Date or otherwise), this Note shall bear interest, until repaid in full, at the rate of 9:%.

     3.  Collection Expenses. If the Holder shall institute any proceedings to
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enforce payment of all or any part of any sum due the Holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, the Maker agrees to pay all costs, expenses and fees incurred by the Holder, including reasonable attorney's fees.

     4.  Obligation Absolute.  The obligations under this Note are absolute and
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unconditional obligations of the Maker and no modification, release, consent, waiver,
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rearrangement or amendment shall impair the obligations of the Maker hereunder.

     5.   Governing Law.  THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING
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AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF
NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

     6.   Waivers.  Except as otherwise provided herein or in the Citadel
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Guarantee, the Maker and each surety, guarantor, endorser and other party ever liable for payment of any sum of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before and after maturity, all without prejudice to the Holder. The Maker waives the right to interpose counterclaims (other than mandatory counterclaims) of any kind or description in any litigation between the Maker and the Holder relating to this Note, provided that the foregoing shall not limit set-off rights any party may have. THE MAKER WAIVES THE RIGHT, IN ANY LITIGATION INVOLVING THIS NOTE, TO TRIAL BY JURY.

     The Holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of said indebtedness, or to release or substitute any such party, or to grant any other indulgences or forebearances whatsoever, without notice to any party and without in any way affecting the personal liability of any party hereunder.

     7.   Modification of Note. Any provision of this Note may be modified,
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altered, amended, waived, discharged or terminated if, but only if, such modification, alteration, amendment, waiver, discharge or termination is in writing and is signed by the Holder and Maker. Any such modification, alteration, amendment or waiver shall constitute a modification, alteration, amendment or waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such modification, alteration, amendment or waiver in any other respect or at any other time.

     8.   Successors.  The Holder may not assign, negotiate, pledge, encumber or
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otherwise transfer or grant a participation in this Note or any interest of the
Holder herein without the written consent of the Maker, which may be withheld in its sole discretion. The term "Maker" shall include the Maker's successors and assigns and the term "Holder" shall include the Holder's permitted successors and assigns.
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     IN WITNESS WHEREOF, the Maker has hereby caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer, as of the date first written above.


                                          CITADEL CINEMAS, INC.


                                          By: /s/ Andrzej Matyczynski
                                              ----------------------------
                                              Name:  Andrzej Matyczynski
                                              Title: Chief Financial Officer